EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-39523) on Form S-8 of our report dated May 9, 2005 appearing in the Annual Report on Form 11-K of Tower Automotive Union 401(k) Plan for the year ended December 31, 2004.

/s/ Plante & Moran, PLLC
Grand Rapids, Michigan
June 22, 2005